                                                                   Exhibit 10.48


                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 19th day of June, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and among PREMIER GRAPHICS, INC., a Delaware corporation with principal offices in Memphis, Tennessee ("Borrower"), MASTER GRAPHICS, INC., a Delaware corporation with principal offices in Memphis, Tennessee ("Corporate Guarantor"), and FIRST AMERICAN NATIONAL BANK, a national banking association with principal offices in Nashville, Tennessee ("Lender").

     WHEREAS, Borrower and Corporate Guarantor requested that Lender make available to Borrower a line of credit in the original principal amount not exceeding $7,500,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

     WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower and Corporate Guarantor have made certain representations to Lender; and

     WHEREAS, Lender, in reliance upon the representations and inducements of Borrower and Corporate Guarantor, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Corporate Guarantor and Lender hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the indicated meanings:

     "Borrowing Base" shall mean an aggregate amount equal to the sum of (a) eighty-five percent (85%) of Eligible Receivables (subject to any dilution reserve that Lender may impose from time to time in its sole and absolute discretion), plus (b) the lesser of fifty percent (50%) of Eligible Inventory or the Inventory Borrowing Limit.

     "Collection Days" shall mean two (2) banking days.

     "Corporate Guarantor" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Deeds of Trust" shall mean those three (3) certain deeds of trust (or mortgages, as applicable) executed by Borrower in favor of Lender, covering certain real property and improvements located at (a) 120 Lake Drive, Ridgeland, Mississippi 39218; (b) Highway 63 North, Montezuma, Iowa 50171; and (c) 2160 Industrial Court N., Ozark, Missouri 65721.

     "Eligible Receivables" shall mean Receivables arising out of the sale or other disposition of Borrower's Inventory or the rendering of services to Borrower's customers, excluding (a) all Receivables that have been outstanding for more than ninety(90) days after the dates of the corresponding invoices, (b) all Receivables owing from any account debtor if more than 50% of the Receivables owed to Borrower by such account debtor have been outstanding for more than ninety (90) days after the dates of the corresponding invoices, (c) the amount by which Receivables from any account debtor or its affiliates (excluding Federal Express) exceed twenty-five percent (25%) of Borrower's total Receivables, (d) all returns, allowances, discounts, credits and contra items,
(e) all amounts owed from employees, officers, shareholders, directors or affiliates and all intra-company items, (f) any Receivables evidenced by instruments or chattel paper that have not been endorsed and delivered to Lender by Borrower, and (g) all other items which Lender in its sole discretion determines to be ineligible.

     "Eligible Inventory" shall mean Borrower's Inventory, valued at the lesser of cost or market, with such adjustments thereto as Lender in its sole discretion determines to be appropriate.

     "Event of Default" shall have the meaning assigned to such term in Section
                                                                        -------
7.1 of this Agreement.
---

     "First American Senior Collateral" shall have the meaning assigned to such term in the Intercreditor Agreement.

     "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

     "GE Capital Debt" shall mean that certain $20,500,000 term loan and that certain $5,000,000 asset acquisition term loan from GE Capital to Borrower evidenced by that certain Term and Capex Loan and Security Agreement of even date herewith, by and among Borrower, Corporate Guarantor and GE Capital.

     "GE Senior Collateral" shall have the meaning assigned to such term in the Intercreditor Agreement.

     "Guarantor" shall mean, collectively, Corporate Guarantor and Individual Guarantors.

     "Guaranties" shall mean, collectively those certain Continuing Guaranties of even date herewith, executed in favor of Lender by Guarantors.

     "Individual Guarantors" shall mean, collectively, John P. Miller and wife, Nancy Miller.

     "Intercreditor Agreement" shall mean that certain Intercreditor Agreement of even date herewith, by and between Lender and GE Capital.

     "Inventory" shall have the meaning assigned to such term in the Uniform Commercial Code.

     "Inventory Borrowing Limit" shall mean $2,000,000.

     "Line of Credit Borrowing Limit" shall mean $7,500,000.

     "Line of Credit Interest Rate" shall mean an annual rate equal to the lesser of (a) the maximum contract rate of interest permitted to be charged under applicable law or (b) the interest rate from time to time designated by Lender as its "Index Rate", computed on the basis of a 360-day year, actual number of days elapsed, adjusted daily as the Index Rate changes.

     "Line of Credit Termination Date" shall mean March 31, 2000.

     "Loan" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Loan Documents" shall mean, collectively, the Security Instruments, together with the Notes and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtednesses evidenced by the Notes.

     "Note" shall mean that certain Master Secured Promissory Note of even date herewith, in the principal amount not exceeding the Line of Credit Borrowing Limit, made and executed by Borrower, payable to the order of Lender, evidencing the indebtedness of Borrower to Lender in connection with the Loan, together with any and all extensions, modifications, renewals, restatements and/or replacements thereof.

     "Permitted Encumbrances" shall mean, collectively, (a) the Permitted Priority Encumbrance, (b) a security interest in favor of GE Capital in the First American Senior Collateral, subordinated in all respects to the security interest of Lender therein, (c) a security interest in favor of Sirrom covering Borrower's equipment, inventory, accounts, and general intangibles, subordinate in all respects to the security interest of Lender therein, and (d) the liens described on Schedule 1.0 attached hereto.
             ------------

     "Permitted Priority Encumbrance" shall mean a first priority security interest in favor of GE Capital in the GE Senior Collateral.

     "Pledge Agreement" shall mean, collectively, that certain Pledge and Security Agreement of even date herewith, executed by Corporate Guarantor in favor of Lender, pledging to Lender all of the issued and outstanding stock of Borrower.

     "Real Property" shall mean, collectively, the real property and improvements described in the Deeds of Trust.

     "Receivables" shall mean accounts, general intangibles, instruments and chattel paper, as such terms are defined in the Uniform Commercial Code.

     "Secured Obligations" shall have the meaning assigned such term in Section
                                                                        -------
3.2 of this Agreement.
---

     "Security Instruments" shall mean, collectively, this Agreement, the Deeds of Trust, the Guaranties, the Pledge Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations, whether by specific or general reference.

     "Seller Debt" shall mean the indebtedness evidenced by the promissory notes described on Schedule 1.1 attached hereto.
             ------------

     "Service Fee" shall mean $15,000, payable on the date hereof and on each anniversary thereafter.

     "Sirrom" shall mean Sirrom Capital Corporation, a Tennessee corporation.

     "Sirrom Debt" shall mean that certain subordinated loan from Sirrom to Corporate Guarantor, in the original principal amount of $4,300,000, evidenced by that certain Loan Agreement of even date herewith, by and among Borrower, Corporate Guarantor and Sirrom.

     "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of Tennessee from time to time.


                                  ARTICLE II

                                   THE LOAN
                                   --------

     2.1  Advances.  Prior to the Line of Credit Termination Date and so long as
          --------
no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is in existence hereunder, Lender shall advance proceeds under the Loan to Borrower upon Borrower's request in an aggregate amount outstanding at any one time not to exceed the lesser of (a) the Borrowing Base in effect from time to time, or
(b) the Line of Credit Borrowing Limit, although Lender may in its sole and absolute discretion permit advances to exceed such amount. Any such excess advances shall be secured by, and subject to the terms and conditions of, this Agreement.

     2.2  Interest Rate; Repayment.  The indebtedness of Borrower to Lender in
          ------------------------
connection with the Loan shall be evidenced by, and payable in accordance with the terms of, the Note.

Amounts outstanding under the Loan shall bear interest at the Line of Credit Interest Rate. In addition, Borrower covenants and agrees to maintain Eligible Receivables and Eligible Inventory in an aggregate amount sufficient to keep the aggregate outstanding principal balance of the advances made in respect of the Loan within the limits specified in Section 2.1 of this Agreement. If at any
                                    -----------
time such limits are exceeded, Borrower shall immediately pay to Lender an amount sufficient to reduce the aggregate outstanding principal balance of the Loan to an amount that is within such limits.

     2.3  Letters of Credit.  If and to the extent that Lender has issued or
          -----------------
from time to time hereafter shall issue letters of credit for the account of Borrower pursuant to applications submitted to Lender by Borrower, it is understood and agreed that:

          (a) the credit availability under the Loan shall be reduced by the aggregate undrawn amount from time to time available under outstanding letters of credit, and

          (b) any amounts paid by Lender under any such letters of credit shall be deemed to be advances against the Note, and the indebtedness of Borrower to Lender in connection therewith shall constitute a part of the Secured Obligations and shall be secured as hereinafter set forth in the same manner as all other advances made by Lender against the Note.

Borrower acknowledges and agrees that Lender has made no commitment to Borrower with respect to the issuance of any such letters of credit.

     2.4  Purpose(s).  The purpose of the Loan shall be to provide working
          ----------
capital to Borrower on a revolving basis. The proceeds of the Loan shall be used for no other purposes.


                                  ARTICLE III

                                   SECURITY
                                   --------

     3.1  Security.  The Secured Obligations are and shall continue to be
          --------
secured by the following:

          (a)  Personal Property.  Borrower hereby grants to Lender a security
               -----------------
     interest in the following described property and interests in property, together with all proceeds (including but not limited to insurance proceeds) and products thereof and all accessions thereto, as applicable:

               (i) Equipment.  All equipment of Borrower of every kind and
                   ---------
          description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

               (ii)  Inventory, Accounts, Chattel Paper, Instruments, Documents
                     ----------------------------------------------------------
          and General Intangibles.  All of Borrower's inventory, whether held
          -----------------------
          for lease, sale or for furnishing under contracts of service, all agreements for lease of same and rentals therefrom, and all of Borrower's accounts, accounts receivable, chattel paper, instruments, documents and general intangibles (including but not limited to trade marks, copyrights and patents), whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; and

               (iii) Books and Records.  All of Borrower's right, title and
                     -----------------
          interest to all of the books, records, files and all other data and documents of Borrower of all kinds in whatever form, whether computerized or otherwise and including but not limited to computer disks, tapes and printouts, relating to the above-described collateral.

          (b)  Other Security Instruments.  The Deeds of Trust, the Guaranties,
               --------------------------
     the Pledge Agreement and the other Security Instruments.

     3.2  Secured Obligations.  Without limiting any of the provisions thereof,
          ------------------
the Security Instruments shall secure:

          (a) The full and timely payment of the indebtednesses evidenced by the Note, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof,

          (b) The full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents,

          (c) The full and prompt payment of all expenses and costs of whatever kind incident to the collection of the indebtednesses evidenced by the Note, the perfection, enforcement or protection of the security interests of the Security Instruments or the exercise by Lender of any rights or remedies of Lender with respect to the indebtednesses evidenced by the Note, including but not limited to reasonable attorney's fees and expenses incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and

          (d) The full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications and/or renewals thereof and any notes given in payment thereof.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Borrower and Corporate Guarantor hereby represent and warrant to Lender as follows:

     4.1  Corporate Status.  Borrower is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the State of Delaware.
Corporate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower and Corporate Guarantor have the corporate power to own and operate their properties, to carry on their business as now conducted and to enter into and to perform their obligations under this Agreement and the other Loan Documents to which either is a party. Borrower and Corporate Guarantor are duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on their financial position or their ability to conduct their business in the manner now conducted.

     4.2  Authorization.  Borrower and Corporate Guarantor have full legal
          -------------
right, power and authority to conduct their business and affairs in the manner contemplated by the Loan Documents, and to enter into and perform their obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower or Corporate Guarantor is a party, and the performance by Borrower and Corporate Guarantor of their obligations thereunder are within the corporate powers of Borrower and Corporate Guarantor and have been duly and properly authorized by all necessary corporate action, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of Borrower or Corporate Guarantor, or any agreement binding upon Borrower, Corporate Guarantor or their properties. The officer(s) executing this Agreement and all of the other Loan Documents to which either Borrower or Corporate Guarantor is a party are duly authorized to act on behalf of Borrower or Corporate Guarantor, as the case may be.

     4.3  Validity and Binding Effect.  This Agreement and the other Loan
          ---------------------------
Documents are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

     4.4  Other Transactions.  Except for the Permitted Priority Encumbrance,
          ------------------
there are no prior loans, liens, security interests, agreements or other financings upon which Borrower is obligated or by which Borrower is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the security interests or liens granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower and Corporate Guarantor under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or by-laws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower or Corporate Guarantor is a party or by which Borrower, Corporate Guarantor or their properties may be bound or affected.

     4.5  Places of Business.  The records with respect to all intangible
          ------------------
personal property constituting a part of the collateral security for the Secured Obligations are maintained at Borrower's chief place of business and chief executive office, which has the address of 2500 Lamar Avenue, Memphis, Tennessee 38114. All tangible personal property constituting a part of the collateral security for the Secured Obligations is or will be located at Borrower's chief place of business and chief executive office and/or at any specific locations set forth in attached Schedule 4.5.
                      ------------

     4.6  Litigation.  Except as set forth in attached Schedule 4.6, there are
          ----------                                   ------------
no actions, suits or proceedings pending, or, to the knowledge of Borrower or Corporate Guarantor, threatened, against or affecting Borrower or any Guarantor or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower and Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; and to the knowledge of Borrower and Corporate Guarantor, neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

     4.7  Financial Statements.  The financial statement(s) of Borrower and each
          --------------------
Guarantor heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower or any Guarantor since the date(s) thereof, and no additional borrowings have been made by Borrower or any Guarantor since the date(s) thereof.

     4.8  No Defaults.  No default or event of default by Borrower or any
          -----------
Guarantor exists under this Agreement or any of the other Loan Documents, or under any other instrument or agreement to which Borrower or any Guarantor is a party or by which Borrower, any Guarantor or their properties may be bound or affected, and no event has occurred and is existing that with notice or the passage of time or both would constitute a default or event of default thereunder.

     4.9  Compliance With Law.  Borrower and Corporate Guarantor have obtained
          -------------------
all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct their business and affairs as heretofore conducted and as intended to be conducted hereafter. To the knowledge of Borrower and Corporate Guarantor, Borrower and Corporate Guarantor are in compliance with all laws, regulations, decrees and orders applicable to them (including but not limited to laws, regulations, decrees and orders relating to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). Neither Borrower nor Corporate Guarantor has received, nor expects to receive, any order or notice of any violation or claim of violation of any law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of its properties, as to which the cost of compliance is or might be material and the consequences of noncompliance would or might be materially adverse to its business, operations, property or financial condition, or which would or might impair its ability to perform its obligations under the Loan Documents to which it is a party.

     4.10  Environmental Matters.
           ---------------------

           (a) As used in this Section 4.10 and in Section 5.12 hereof, the
                               ------------        ------------
     following terms shall have the indicated meanings:

           "Business" means all of Borrower's assets, both real and personal,
            --------
     tangible and intangible, now existing or hereafter acquired and wherever located, and all of Borrower's current and future business operations at all locations and in all jurisdictions.

           "Environmental Authorities" means all federal, state and local
            -------------------------
     governmental bodies, authorities or agencies and all public corporations created and/or empowered to administer, regulate and/or enforce Environmental Laws, including without limitation the U.S. Environmental Protection Agency.

           "Environmental Laws" means any and all federal, state, regional,
            ------------------
     county or local laws, statutes, rules, regulations or ordinances relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including without limitation the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S)9601 et seq. ("CERCLA"), the Resource Conservation
                                   ------
     and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. (S)(S)6901 et seq. ("RCRA"), the Tennessee
                                              ------
     Hazardous Waste Management Act, T.C.A. (S)(S)68-46-101 et seq., and any
                                                            ------
     rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission or disposal of Hazardous Materials or Hazardous Wastes in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

          "Hazardous Materials" means any hazardous, toxic or dangerous
           -------------------
     materials, substances, chemicals, waste or pollutants that from time to time are defined by or pursuant to or are regulated under any Environmental Laws, including without limitation asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

          "Hazardous Wastes" means Hazardous Materials that are or become
           ----------------
     "wastes" or "solid wastes" as such terms are used in RCRA.

          "Property" means all real property now or hereafter constituting a
           --------
     part of, or otherwise used or operated by Borrower in connection with, the Business.

          (b) Borrower represents and warrants to Lender as follows:

               (i) The Property is being operated by Borrower in full compliance with Environmental Laws, and Borrower has obtained, maintained and is in good standing under all approvals, consents, certificates, licenses and permits required by Environmental Laws with respect to the Property.

               (ii) To Borrower's knowledge, the Property is free of all Hazardous Wastes and is free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower has not caused or permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

               (iii) Borrower has not received notice, and has no knowledge, of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

     4.11  No Burdensome Restrictions.  No instrument, document or agreement to
           --------------------------
which either Borrower or Corporate Guarantor is a party or by which Borrower, Corporate Guarantor or their properties may be bound or affected materially adversely affects, or may reasonably be expected so to affect, the business, operations, property or financial condition of Borrower or Corporate Guarantor.

     4.12  Taxes.  Borrower and Corporate Guarantor have filed or caused to be
           -----
filed all tax returns that to their knowledge are required to be filed (except for returns that are not yet due), and have paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower, Corporate Guarantor or any of their property.

     4.13  Equipment.  The equipment constituting a part of the collateral for
           ---------
the Secured Obligations is owned solely by Borrower, and Borrower has full right, power and authority to grant to Lender a valid and enforceable security interest therein. Except for the Permitted Priority Encumbrance, Lender's security interest in such equipment constitutes a first and prior lien upon and security interest in such equipment, and, except for the Permitted Encumbrances, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

     4.14  Inventory.  The Inventory constituting a part of the collateral for
           ---------
the Secured Obligations is owned solely by Borrower, and Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest therein. Lender's security interest in such Inventory constitutes a first and prior lien upon and security interest in such Inventory, and, except for the Permitted Encumbrances, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

     4.15  Receivables, Etc.  With respect to the Receivables, (a) each
           ----------------
Receivable is a valid and bona fide existing obligation created by or arising out of the sale and delivery or other disposition of Borrower's Inventory or the rendition by Borrower of services to Borrower's customers in the ordinary course of business, (b) the Receivables are owned solely by Borrower and Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest therein, (c) Lender's security interest in such Receivables constitutes a first and prior lien upon and security interest in such Receivables, and, except for the Permitted Encumbrances, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto; (d) each Receivable constituting an Eligible Receivable will at all times be unconditionally owed to Borrower and enforceable against the obligor(s) with respect thereto without dispute of any kind, and (e) each Receivable constituting an Eligible Receivable is an "account" as defined in the Uniform Commercial Code and is not evidenced by any instrument or document (except as specifically disclosed to Lender and accepted by Lender as an Eligible Receivable) that would in any way change or alter its character as an account.

     4.16  Effect of Request for Advance.  Each request by Borrower for an
           -----------------------------
advance of proceeds of the Loan shall constitute an affirmation by Borrower and Corporate Guarantor that the representations and warranties of this Article IV
                                                                    ----------
remain true and correct on and as of the date of such request.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS
                            ------------------------

     Borrower and Corporate Guarantor covenant and agree that during the term of this Agreement:

     5.1  Payment of Secured Obligations.  Borrower shall pay the indebtednesses
          ------------------------------
evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other Secured Obligations.

     5.2  Sales of and Encumbrances on Collateral.  Except for the Permitted
          ---------------------------------------
Encumbrances, Borrower will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of the collateral described in the Security Instruments to anyone other than Lender, nor permit any other lien of any kind to attach thereto, nor permit same to be attached to or commingled with other goods or property, without Lender's prior written consent; provided, however, that prior to the occurrence of an Event of Default hereunder, Borrower shall have the right to process and sell its Inventory in the ordinary course of business as herein provided.

     5.3  Further Assurances.  Borrower will take all actions requested by
          ------------------
Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in any collateral described in the Security Instruments and all other collateral for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower agrees to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests or liens, to cooperate with Lender in the filing or recording and renewal thereof, and, upon Lender's request, to immediately place notations upon its books of account to disclose Lender's security interest in all Receivables granted in this Agreement.

     5.4  Financial Statements and Reports.  Borrower and Corporate Guarantor
          --------------------------------
shall furnish to Lender such financial data as Lender may reasonably request. Without limiting the foregoing, Borrower and Corporate Guarantor shall furnish to Lender (or cause to be furnished to Lender) the following:

          (a) as soon as practicable and in any event within one hundred twenty
     (120) days after the end of each fiscal year of Borrower, a balance sheet of Borrower as of the close of such fiscal year, a statement of earnings and retained earnings of Borrower as of the close of such fiscal year, and a statement of cash flows for Borrower for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants satisfactory to Lender, and accompanied by the unqualified favorable opinion of such accountants and a certificate of the chief executive or chief financial officer of Borrower, stating that, to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith);

          (b) as soon as practicable and in any event within one hundred twenty
     (120) days after the end of each fiscal year of Corporate Guarantor, a balance sheet of Corporate Guarantor as of the close of such fiscal year, a statement of earnings and retained earnings of Corporate Guarantor as of the close of such fiscal year, and a statement of cash flows for Corporate Guarantor for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants satisfactory to Lender, and accompanied by the unqualified favorable opinion of such accountants and a certificate of the chief executive or chief financial officer of Corporate Guarantor, stating that, to the best of the knowledge of such officer, Corporate Guarantor has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during such fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Corporate Guarantor proposes to take in connection therewith);

          (c) As soon as practicable, and in any event within thirty (30) days prior to the end of each fiscal year, pro forma financial projections for each month of the following fiscal year, in form satisfactory to Lender (including pro forma balance sheets, income statements and statements of cash flow for each month);

          (d) within thirty (30) days of the end of each calendar month, a balance sheet of Borrower as of the close of such month, a statement of earnings and retained earnings of Borrower as of the close of such month and a statement of cash flows for such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive or chief financial officer of Borrower as being true and correct;

          (e) within thirty (30) days of the end of each calendar month, a balance sheet of Corporate Guarantor as of the close of such month, a statement of earnings and retained earnings of Corporate Guarantor as of the close of such month and a statement of cash flows for such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive or chief financial officer of Corporate Guarantor as being true and correct;

          (f) within fifteen (15) days of the end of each calendar month, accounts receivable and accounts payable listings for Borrower, with agings, and a certification of inventory, all as of the close of such month and all in form satisfactory to Lender;

          (g) on a daily basis, a daily report, an assignment of invoices and a report of collections and adjustments for Borrower, duly completed, in form satisfactory to Lender, together with, at Lender's request, copies of Borrower's customers' invoices or the equivalent, together with original shipping or delivery receipts for all merchandise sold, and/or the original of all contracts, mortgages and other documents executed by the customers and/or all notes, bills, acceptances or other evidences of their indebtedness, duly endorsed in blank by Borrower, together with any other information or documents Lender from time to time may request Borrower to submit, but Lender's failure to request any or all of the foregoing and/or Borrower's failure to deliver same shall not affect Lender's security interest in or rights to the Receivables;

          (h) promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to Borrower or Corporate Guarantor by independent accountants in connection with each annual examination of Borrower or Corporate Guarantor; and

          (i) from time to time, personal financial statements of each Individual Guarantor, in form satisfactory to Lender, such that at all times Lender shall have personal financial statements of each Individual Guarantor on file that are not more than one (1) year old.

     5.5  Maintenance of Books and Records; Inspection.  Borrower and Corporate
          --------------------------------------------
Guarantor shall maintain their books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit Lender, their officers and employees and any professionals designated by Lender in writing, at any time to visit and inspect any of their properties (including but not limited to the collateral security described in the Security Instruments), corporate books and financial records, and to discuss their accounts, affairs and finances with any employee, officer, director or shareholder of Borrower or Corporate Guarantor, and with any Individual Guarantor.

     5.6  Insurance.  Without limiting any of the requirements of any of the
          ---------
other Loan Documents, Borrower shall maintain, in amounts satisfactory to Lender
(a) public liability insurance, (b) worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender), (c) fire and "all risk" casualty insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as are customary in the type of business in which Borrower is engaged, and (d) rent or business interruption insurance against loss of income arising out of damage or destruction by such hazards as presently are included in so called "all risk coverage". At the request of Lender, Borrower will deliver forthwith a certificate, executed by a duly authorized representative of the insurer(s), specifying the details of such insurance in effect.

     All policies of insurance shall provide that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Lender by the insurer, and all policies of casualty insurance covering any tangible security for the Secured Obligations shall be payable to Borrower and Lender as their respective interests may appear. Borrower agrees that there shall be no recourse against Lender for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Lender's request shall provide Lender with the agreement of the insurer(s) to this effect.

     At the request of Lender, all policies of casualty insurance covering any tangible security for the Secured Obligations shall be delivered to and held by Lender. Borrower shall act expeditiously in the adjustment and settlement of claims under such policies in order to preserve the greatest possible value reasonably obtainable in respect of such claims. Lender may, at its option, act as attorney in fact for Borrower in adjusting and settling claims under such insurance and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the indebtednesses evidenced by the Note and performance of all of the obligations of Borrower to Lender in connection therewith.

     5.7  Taxes and Assessments; Tax Indemnity.  Borrower and Corporate
          ------------------------------------
Guarantor shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency,
(b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, Corporate Guarantor, either of their income and profits or upon any properties belonging to either of them, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of their properties; provided, however, that Borrower and Corporate Guarantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto. If any tax is or may be imposed by any governmental entity in respect of sales of Borrower's Inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of Borrower, which tax Lender is or may be required to withhold or pay, Borrower agrees to indemnify and hold harmless Lender in connection with such taxes (including penalties and interest), and Borrower shall immediately reimburse Lender for any such amounts paid by Lender, and such amounts shall be added to the Secured Obligations pursuant to the terms hereof.

     5.8  Corporate Existence.  Borrower and Corporate Guarantor shall maintain
          -------------------
their corporate existence and good standing in the state of their incorporation, and their qualification and good standing as foreign corporations in each jurisdiction in which such qualification is necessary pursuant to applicable law.

     5.9  Compliance with Law and Other Agreements.  Borrower and Corporate
          ----------------------------------------
Guarantor shall maintain their business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which either Borrower or Corporate Guarantor are a party or by which either Borrower or Corporate Guarantor or any of their properties is bound. Without limiting the foregoing, Borrower and Corporate Guarantor shall pay all of their indebtedness promptly in accordance with the terms thereof.

     5.10  Notice of Default.  Borrower and Corporate Guarantor shall give
           -----------------
written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

     5.11  Notice of Litigation.  Borrower and Corporate Guarantor shall give
           --------------------
notice, in writing, to Lender of (a) any actions, suits or proceedings instituted by any persons against Borrower or any Guarantor, or affecting any of the assets of Borrower or any Guarantor, and (b) any dispute, not resolved within sixty (60) days of the commencement thereof, between Borrower or Corporate Guarantor on the one hand and any governmental or regulatory body on the other hand, which might interfere with the normal operations of Borrower or Corporate Guarantor.

     5.12  Environmental Matters.
           ---------------------

           (a) Borrower will cause the Property to remain free of all Hazardous Wastes, and to remain free of all Hazardous Materials other than those maintained therein or thereon in full compliance with Environmental Laws. Borrower will not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in full compliance with Environmental Laws.

           (b) Borrower will notify Lender immediately if it receives any notice or obtains knowledge of any noncompliance with or violation of any Environmental Laws with respect to the Property or the Business.

           (c) In the event that Hazardous Materials unrelated to the Business, or Hazardous Wastes, are discovered on or are brought onto the Property, Borrower will cause such Hazardous Materials or Hazardous Wastes to be removed and disposed of promptly and in full compliance with Environmental Laws. Borrower will provide Lender prior written notice of such removal and disposal actions.

           (d) Borrower will comply with all Environmental Laws in all jurisdictions in which Borrower operates, now or in the future, and will comply with all Environmental Laws that in the future become applicable to the Property or the Business.

     5.13  Mergers, Consolidations, Acquisitions and Sales. Without the prior
           -----------------------------------------------
express written consent of Lender and except for the Permitted Encumbrances, neither Borrower nor Corporate

Guarantor shall (a) be a party to any merger, consolidation or corporate reorganization, (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (c) sell, transfer, convey, grant a security interest in or lease all or any substantial part of its assets, nor (d) create any subsidiaries nor convey any of its assets to any subsidiary.

     5.14  Management, Ownership. Neither Borrower nor Corporate Guarantor shall
           ---------------------
permit any significant change in its ownership, executive staff or management without the prior written consent of Lender. The ownership, executive staff and management of Borrower and Corporate Guarantor are material factors in Lender's willingness to institute and maintain a lending relationship with Borrower.

     5.15  Dividends, Etc.  Neither Borrower nor Corporate Guarantor shall
           --------------
declare or pay any dividend of any kind, in cash or in property, on any class of the capital stock of Borrower or Corporate Guarantor, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of Lender; provided, however, so long as no Event of Default exists hereunder, nor any event which with the giving of notice, passage of time or both would constitute an Event of Default hereunder, Borrower may declare and pay cash dividends to Corporate Guarantor in an amount necessary to enable Corporate Guarantor to make permitted payments under the Sirrom Debt and that portion of the Seller Debt with respect to which Corporate Guarantor is the primary obligor.

     5.16  Guaranties; Loans.  Neither Borrower nor Corporate Guarantor shall
           -----------------
guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for the guaranty by Borrower of the Sirrom Debt and except for the indorsement of negotiable instruments payable to Borrower or Corporate Guarantor for deposit or collection in the ordinary course of business. Neither Borrower nor Corporate Guarantor shall make any loan, advance or extension of credit to any person other than in the normal course of its business.

     5.17  Debt.  Neither Borrower nor Corporate Guarantor shall create, incur,
           ----
assume or suffer to exist indebtedness of any description whatsoever in an aggregate amount in excess of $500,000 (excluding the indebtedness evidenced by the Note, the GE Capital Debt, the Sirrom Debt, the Seller Debt, trade accounts payable and accrued expenses incurred in the ordinary course of business and the indorsement of negotiable instruments payable to Borrower or Corporate Guarantor for deposit or collection in the ordinary course of business).

     5.18  Conduct of Business.  Borrower and Corporate Guarantor will continue
           -------------------
to engage, in an efficient and economical manner, in a business of the same general type as conducted by them on the date of this Agreement.

     5.19  Maintenance of Collateral.  Borrower will maintain all tangible
           -------------------------
personal property constituting any part of the collateral described in the Security Instruments in good condition and repair and will pay all costs and expenses incurred in the maintenance of same, and will not permit any act or occurrence that may impair the value thereof. Prior to the occurrence of an Event of Default, Borrower shall be entitled to possession of such tangible collateral and to use same in any lawful manner permitted hereunder, provided that such use does not cause excessive wear and tear to such collateral, nor cause it to decline in value at an excessive rate, nor violate the terms of any policy of insurance thereon.

     5.20  Sale of Inventory.  Borrower will not sell, lease, exchange or
           -----------------
otherwise dispose of any of that portion of the collateral that consists of Inventory, nor remove the same from its place(s) of business as described herein, without the prior written consent of Lender, except in the ordinary course of business for cash or on open account or on terms of payment ordinarily extended to its customers. Upon the sale, exchange or other disposition of said Inventory, the security interest and lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including but not limited to accounts, chattel paper, contract rights, shipping documents, documents of title and cash or non-cash proceeds, and in the event of any unauthorized sale, shall also continue in said Inventory itself. All chattel paper shall be delivered to Lender promptly upon receipt.

     5.21  Special Agreements of Borrower With Respect to Receivables and
           --------------------------------------------------------------
Inventory.
---------

           (a) By the execution of this Agreement, Lender shall not be obligated to do or perform any of the acts or things to be done or performed by Borrower pursuant to any contracts in which Lender has a security interest, but Lender may, at its election, perform some or all of the obligations provided in said contracts to be performed by Borrower, and if Lender incurs any liability or expenses by reason thereof, same shall be payable by Borrower upon demand and same shall also be secured by this Agreement and the other Loan Documents. Lender shall be subrogated to all guaranties and security now or hereafter in Borrower's possession or favor.

           (b) If requested by Lender, Borrower shall immediately notify all account debtors to direct payments to Lender or to a lockbox in accordance with a Lockbox Service Agreement to be entered into between Borrower and Lender at Lender's request. Borrower will forthwith on receipt of all checks, drafts, cash and other remittances in payment of inventory sold, or in payment on account of Borrower's Receivables, deposit the same in a special bank account maintained with Lender over which Lender alone has power of withdrawal. Said proceeds shall be deposited in precisely the form received, except for the indorsement of Borrower where necessary to permit collection of items, which indorsement Borrower agrees to make, and which Lender is also hereby authorized to make on Borrower's behalf. Pending such deposit, Borrower agrees that it will not commingle any such checks, drafts, cash or other remittances with any of Borrower's other funds or property, but will hold them separate and apart therefrom and in trust for Lender until deposit thereof is made in the special account. The funds in said account and any funds collected by Lender under a Lockbox Service Agreement shall be held by Lender as additional security for the Secured Obligations. Lender may on a daily basis apply the whole or any part of the collected funds on deposit in the special account and from the lockbox against the Secured Obligations, and the amount, order and method of such application shall be in the discretion of Lender; provided, however, that so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is existing, said collected funds will be applied first to the outstanding principal balance of, and accrued and unpaid interest on, the Loan, in such order of priority as Lender shall determine. Any portion of said funds on deposit in the special account and from the lockbox that Lender elects not to so apply may be paid over by Lender to Borrower.

          (c) Without limiting the provisions of subsection 5.21(b) hereof,
                                                 ------------------
     Borrower acknowledges and agrees that, upon the occurrence of an Event of Default hereunder, Lender shall have the right to notify the account debtors obligated on any or all of Borrower's Receivables to make payment thereof direct to Lender, and to take control of all proceeds of any such Receivables, and charge the collection costs and expenses to Borrower. Until Lender gives Borrower other instructions, Borrower shall continue to make collections of all Receivables for Lender. All payments on account of Receivables, or as proceeds of any collateral, whether such payments are made by check, draft, cash, money order, wire transfer, or otherwise, shall be the specific property of Lender. Borrower shall receive such payments as trustee for Lender and shall immediately deliver them to Lender in their original form as received. After allowing the Collection Days, Lender will credit all such payments to the Loan (other than items which are returned to Lender unpaid); however, increases in loan availability by virtue of the deposit of such items will be effective immediately upon deposit.

          (d) Lender shall be privileged to enjoy all the rights and remedies of Borrower as to the Receivables and shall be and become subrogated to all guaranties and securities possessed by Borrower or due to come into Borrower's hands, but Lender shall not be liable in any manner for exercising or refusing to exercise any rights thereby bestowed.

          (e) Borrower shall notify Lender promptly of all returns and recoveries of merchandise and of all disputes and claims, and Borrower shall settle or adjust disputes and claims directly with customers for amounts and upon terms it considers advisable and dispose of merchandise returns as it sees fit, unless Lender directs Borrower to make such settlements, adjustments and disposals subject to Lender's approval. In all cases Lender will credit the Loan with only the net amounts received by Borrower in payment of Receivables.

          (f) Borrower hereby appoints the officers of Lender and/or any other person whom Lender may designate as Borrower's attorney(s)-in-fact with full power to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come in Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules of assignments of Receivables, on notices of assignment, on financing statements, applications for noting of liens on certificates of title and other public records or documents of any kind as necessary or desirable to insure perfection or enforceability of Lender's security interests in or liens on property of Borrower granted hereunder or otherwise, on verification of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and dispose of all mail addressed to Borrower; to send requests for verifications of accounts to customers; and to do all other things Lender deems necessary to carry out this Agreement. Borrower hereby ratifies and approves all acts of the attorney(s) and neither Lender nor the attorney(s) for Lender will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any money remains owing to Lender from Borrower.

          (g) Borrower shall pay to Lender the Service Fee in order to compensate Lender for services rendered and to be rendered and the costs and expenses incurred and to be incurred by Lender's officers and employees in its routine inspection and verification of the collateral for the Loan and the collection of Receivables. If for any reason the amount of the Service Fee should exceed the fair and reasonable cost of such services and expenses, an appropriate adjustment shall be made and the excess portion of the Service Fee shall be refunded to Borrower.

          (h) Lender will be entitled to hold all sums at any time standing to Borrower's credit on Lender's books and all of Borrower's property at any time in Lender's possession, or upon or in which Lender at any time has a lien or security interest, as security for all of Borrower's obligations at any time owing to Lender, its parent corporation, subsidiary, co-subsidiary or affiliate, whether such obligations are direct or indirect, absolute or contingent, under this Agreement or otherwise. Such obligations shall include, without limitation, all loans, advances, debts, liabilities, obligations for purchases made by Borrower from other clients factored or financed by Lender or from any such parent, subsidiary, co-subsidiary or affiliate, whether such obligations are absolute or contingent, or under this Agreement or otherwise, no matter how or when arising and whether due or to become due, and further including all interest, fees, charges, expenses and attorney's fees chargeable to Borrower's loan account or incurred in connection with Borrower's loan account whether provided for herein or in any other agreement between Borrower and Lender, and Lender shall have the right to charge to Borrower's loan account the amounts of all such obligations and pay over such amounts to such parent, subsidiary, co-subsidiary or affiliate.

          (i) Lender shall periodically render to Borrower a statement of Borrower's loan account which shall be deemed correct and accepted by and binding upon Borrower unless Lender receives a written statement of Borrower's exceptions thereto within fifteen

     (15) days of the mailing thereof. The monthly statements and books of account of Lender shall constitute prima facie evidence of the balance in Borrower's loan account.

     5.22  Places of Business; Mobile Goods.  Neither Borrower nor Corporate
           --------------------------------
Guarantor will change the location of its chief place of business, chief executive office or any place of business disclosed to Lender pursuant to
Section 4.5 hereof, nor will Borrower move any of the tangible personal property
-----------
constituting a part of the collateral for the Secured Obligations to any other location(s) (except during temporary periods in the normal and customary use thereof), nor will Borrower change the location at which it maintains its records concerning the intangible collateral for the Secured Obligations, without thirty (30) days' prior written notice to Lender in each instance. If any of the tangible collateral for the Secured Obligations constitutes goods of a type normally used in more than one state (whether or not actually so used), Borrower will contemporaneously with the execution hereof furnish to Lender a list of all states in which such goods are or will be used, and hereafter will notify Lender in writing of any other state(s) in which such goods are or will be so used.

     5.23  ERISA Plan.  If Borrower has in effect, or hereafter institutes (with
           ----------
Lender's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93 406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. (S) 1001
et seq. (1975), as amended from time to time ("ERISA"), then the following
------
warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan, (c) Borrower hereby covenants that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be filed with Lender within thirty (30) days of the preparation thereof, and (d) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     No Plan shall be instituted by Borrower unless Lender shall have given its written consent thereto.


                                  ARTICLE VI

                              FINANCIAL COVENANTS
                              -------------------

     6.1  Fixed Charge Coverage Ratio.  Borrower shall maintain a ratio of
          ---------------------------
earnings before interest, taxes, depreciation and amortization minus non-financed capital expenditures to current maturities of long-term debt plus interest expense plus dividends to Corporate Guarantor to pay interest on Sirrom Debt and Seller Debt of not less than 1.04 to 1.0 as of June 30, 1998, and as of each September 30, December 31, March 31, and June 30 thereafter (in each case calculated for the then-previous 12-month period), all determined in accordance with generally accepted accounting principles consistently applied.

     6.2  Minimum EBITDA.  Borrower shall maintain minimum earnings before
          --------------
interest, taxes, depreciation and amortization of not less than the following amounts as of the following dates (calculated on a cumulative basis beginning June 30, 1997), all determined in accordance with generally accepted accounting principles consistently applied:

                 EBITDA            Date
                 ------            ----

               $3,120,000    December 31, 1997
               $4,679,000    March 31, 1998
               $6,238,000    June 30, 1998

     6.3  Capital Expenditures.  Borrower's capital expenditures shall not
          --------------------
exceed $250,000 for the 12-month period ending June 30, 1998; and $750,000 for the 12-month period ending June 30, 1999, calculated in accordance with generally accepted accounting principles consistently applied.

     6.4  Working Capital.  Borrower shall maintain minimum working capital of
          ---------------
$3,500,000 as of June 30, 1998 and at all times thereafter, calculated in accordance with generally accepted accounting principles consistently applied.

     6.5  Debt to Tangible Net Worth Ratio.  Borrower shall maintain a ratio of
          --------------------------------
total liabilities to tangible net worth of not more than 3.5 to 1.0 as of June 30, 1998 and at all times thereafter. For purposes of this covenant, "tangible net worth" shall refer to the excess of Borrower's total assets above the sum of its intangible assets plus total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to Lender), all determined in accordance with generally accepted accounting principles consistently applied.

     6.6  Subordinated Debt.  The Sirrom Debt and the Seller Debt shall at all
          ------------------
times be subordinate to the indebtedness of Borrower and Corporate Guarantor to Lender pursuant to subordination agreement(s) in form and substance satisfactory to Lender in all respects.

                                  ARTICLE VII

                             DEFAULT AND REMEDIES
                             --------------------

     7.1  Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an Event of Default hereunder:

          (a) Failure to make payment of interest on the indebtedness evidenced by the Note within ten (10) days of when due;

          (b) Failure to make payment of the principal of the indebtedness evidenced by the Note in accordance with the terms of the Note;

          (c) Any misrepresentation by Borrower or any Guarantor as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower or any Guarantor of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

          (d) Failure of Borrower or Corporate Guarantor to perform any of their obligations under Sections 5.7, 5.9, 5.12 or 5.19 of this Agreement within
                       ------------  ---  ----    ----
     the earlier of (i) fifteen (15) days of written notice from Lender to Borrower or Corporate Guarantor, or (ii) fifteen (15) days after the date Borrower or Corporate Guarantor becomes aware of such failure to perform;

          (e) Failure of Borrower or any Guarantor to perform any other of its obligations under this Agreement, the Note, any of the Security Instruments or any of the other Loan Documents;

          (f) Borrower or any Guarantor (i) shall generally not pay or shall be unable to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any court or tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding or case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding or case commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, case, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

          (g) Borrower or any Guarantor shall die or be liquidated, dissolved, partitioned or terminated, or the charter or certificate of authority thereof shall expire or be revoked;

          (h) A default or event of default shall occur under any of the other Loan Documents;

          (i) Borrower or any Guarantor shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower or any Guarantor now or hereafter owed to Lender;

          (j) Borrower or Corporate Guarantor shall default in the timely payment or performance of any other indebtedness now or hereafter owed by Borrower or Corporate Guarantor (including but not limited to the GE Capital Debt, the Sirrom Debt or the Seller Debt);

          (k) Lender shall reasonably suspect the occurrence of one or more of the aforesaid events of default and Borrower or Corporate Guarantor , upon the written request of Lender, shall fail to provide evidence reasonably satisfactory to Lender that such event or events of default have not in fact occurred; or

          (l) Lender reasonably and in good faith shall deem itself insecure.


     7.2  Acceleration of Maturity; Remedies.  Upon the occurrence of any Event
          ----------------------------------
of Default described in subsection 7.1(f) hereof as it relates to Borrower, the
                        -----------------
indebtednesses evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above (including but not limited to subsection 7.1(f) hereof as it relates to any Guarantor), Lender at
           -----------------
any time thereafter may at its option accelerate the maturity of the indebtednesses evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtednesses evidenced by the Note:

          (a) any obligation of Lender to advance any proceeds under the Loan shall immediately cease and be of no further force nor effect, and Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

          (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in accordance with the Intercreditor Agreement; and

          (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     7.3  Right of Setoff.  Without limitation of the foregoing, upon the
          ---------------
occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower or Corporate Guarantor (any such notice being expressly waived by Borrower and Corporate Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender or any of its affiliates, and any other indebtedness at any time owing by Lender or its affiliates to or for the credit or the account of Borrower or Corporate Guarantor, against any and all of the Secured Obligations, irrespective of whether Lender shall have made any demand under this Agreement or the Note or any other Loan Document and although such obligations may be unmatured. Lender agrees to notify Borrower or Corporate Guarantor, as applicable, within a reasonable time after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.3 are in addition to any
                                              -----------
other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

     7.4  Remedies Cumulative; No Waiver.  No right, power or remedy conferred
          ------------------------------
upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed necessary by Lender.

     7.5  Proceeds of Remedies.  Any or all proceeds resulting from the exercise
          --------------------
of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised and in accordance with the Intercreditor Agreement; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          First, to the costs and expenses, including attorney's fees and expenses, incurred by Lender in connection with the exercise of its remedies;

          Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

          Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtednesses evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

          Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

     8.1  Independence of Covenants.  All covenants hereunder shall be given
          -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

     8.2  Performance By Lender.
          ---------------------

          (a) Lender may file one or more financing statements disclosing Lender's security interests under this Agreement and the other Loan Documents without the signature of Borrower appearing thereon, and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the collateral security described in the Security Instruments. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or any other Security Instrument or of a financing statement is sufficient as a financing statement.

          (b) If Borrower or Corporate Guarantor shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to attorney's fees and expenses), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender shall determine at its sole discretion the necessity for any such actions and of the amounts to be paid.

     8.3  Costs and Expenses.  Borrower agrees to pay all costs and expenses
          ------------------
incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and attorney's fees and expenses, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the administration, servicing and/or collection of the Loan, including but not limited to attorney's fees and expenses, promptly upon demand of Lender. Lender is authorized to retain possession of collateral or proceeds thereof for a reasonable period of time of not less than ninety (90) days after payment of all the Secured Obligations and to apply the same to the payment of such costs and expenses.

     8.4  Assignment.  The Note, this Agreement and the other Loan Documents may
          ----------
be endorsed, assigned and/or
transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtednesses evidenced by the Note. Neither Borrower nor Corporate Guarantor shall assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     8.5   Successors and Assigns Included in Parties. Subject to the provisions
           ------------------------------------------
of Section 8.4 hereof, whenever in this Agreement one of the parties hereto is
   -----------
named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or Corporate Guarantor or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     8.6   Third Party Beneficiaries.  This Agreement and the other Loan
           -------------------------
Documents are intended for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not serve to confer any rights or benefits in favor of any person not a party hereto. No other person shall have any right to rely on this Agreement or the other Loan Documents, or to derive any benefit herefrom.

     8.7   Disposition of Records.  Any documents, schedules, invoices or other
           ----------------------
papers delivered to Lender by Borrower or Corporate Guarantor, may be destroyed or otherwise disposed of by Lender six (6) months after they are delivered to or received by Lender, unless prior to such destruction or disposal Borrower requests, in writing, the return of said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their delivery.

     8.8   Time of the Essence.  Time is of the essence with respect to each and
           -------------------
every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

     8.9   Severability.  If any provision(s) of this Agreement or the
           ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     8.10  Interest and Loan Charges Not to Exceed Maximum Allowed by Law.
           --------------------------------------------------------------
Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of said loans or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtednesses evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto,
                                                                    ---- -----
the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance(s) of the indebtednesses evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtednesses evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     8.11  Article and Section Headings; Defined Terms.  Numbered and titled
           -------------------------------------------
article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     8.12  Notices.  Any and all notices, elections or demands permitted or
           -------
required to be made under this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing by the party whose address is being changed and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Agreement:

           The address of Lender is:

               First American National Bank
               6000 Poplar Avenue, Suite 300
               Memphis, Tennessee  38119
               Attention: Robert L. Van Doren
               Telecopy Number: 901/762-5648

           with copies to:

               First American National Bank
               6000 Poplar Avenue, Suite 300
               Memphis, Tennessee  38119
               Attention: Kim Heathcott
               Telecopy Number: 901/762-5632


               Bass, Berry & Sims PLC
               2700 First American Center
               Nashville, Tennessee  37238
               Attention: Felix R. Dowsley III
               Telecopy Number:  615/742-6293

          The address of Borrower is:

               Premier Graphics, Inc.
               2500 Lamar Avenue
               Memphis, Tennessee 38114
               Attention: John P. Miller
               Telecopy Number: 901/744-6012


          The address of Corporate Guarantor is:

               Master Graphics, Inc.
               2500 Lamar Avenue
               Memphis, Tennessee 38114
               Attention: John P. Miller
               Telecopy Number: 901/744-6012

     8.13  Integration. This Agreement and the Loan Documents contain the entire
           -----------
agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

     8.14  Indemnity.  Borrower and Corporate Guarantor hereby agree to defend,
           ---------
indemnify, and hold Lender harmless from and against any and all claims, damages, judgments, penalties, costs and expenses (including attorney's fees and expenses and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of Borrower or Corporate Guarantor, their predecessors in interests, or third parties with whom either has a contractual relationship, or arising directly or indirectly from the violation of any law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive the termination of this Agreement.

     8.15  Jury Trial Waiver.  BORROWER, CORPORATE GUARANTOR AND LENDER HEREBY
           -----------------
WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

     8.16  Venue.  All actions or proceedings in any way, manner or respect
           -----
arising out of or from or related to this Agreement shall be litigated in courts having situs within the City of Nashville, State of Tennessee. Borrower hereby consents and submits to the jurisdiction of any local, state or federal courts located within said city and state.

     8.17  Miscellaneous.  This Agreement shall be construed and enforced under
           -------------
the laws of the State of Tennessee. No amendment, modification, termination or waiver of any provision of any Loan Document to which Borrower or Corporate Guarantor is a party, nor consent to any departure by Borrower Corporate Guarantor from compliance with the terms of any Loan Document to which either is a party, shall be effective unless the same shall be in writing and signed on behalf of Lender by a duly authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                   LENDER:
                                   ------

                                   FIRST AMERICAN NATIONAL BANK


                                   By:/s/ Kimberly Heathcott
                                      ----------------------
                                   Title: Vice-President


                                   BORROWER:
                                   --------

                                   PREMIER GRAPHICS, INC.


                                   By: /s/ John P. Miller
                                      -------------------
                                   Title: President


                                   CORPORATE GUARANTOR:
                                   -------------------

                                   MASTER GRAPHICS, INC.


                                   By:  /s/ John P. Miller
                                       -------------------
                                   Title: President

                              INDEX OF SCHEDULES *
                              ------------------


Schedule 1.0        Liens
Schedule 1.1        Seller Debt
Schedule 4.5        Places of Business
Schedule 4.6        Litigation

* Schedules Omitted